Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


MV Development Company, LLC, Manager
Mount Vintage Plantation Golf Club, LLC



We consent to incorporation in Amendment No. 3 to the Registration Statement on Form S-11 (the "Registration Statement") of Mount Vintage Plantation Golf Club, LLC (the "Company") to be filed with the U.S. Securities and Exchange Commission of our report dated June 4, 1998, relating to the balance sheet of the Company as of June 4, 1998. We also consent to the reference to our name under the heading "Experts" in the prospectus contained in the Registration Statement.



/s/ Serotta Maddocks Evans & Co.

Serotta Maddocks Evans & Co., CPAs


Augusta, Georgia
October 1, 1998


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